EXHIBIT 99.2

ASSIGNMENT AGREEMENT
(English Translation)

AGREEMENT FOR ASSIGNMENT OF RIGHTS EXECUTED BY AND BETWEEN BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA, REPRESENTED IN THIS ACT BY LUIS R. FRIAS HUMPHREY, HEREINAFTER THE ASSIGNOR, AND CARSO INFRAESTRUCTURA Y CONSTRUCCIÓN, S.A.B DE C.V., REPRESENTED IN THIS ACT BY QUINTÍN HUMBERTO BOTAS HERNÁNDEZ AND ALEJANDRO ARCHUNDIA BECERRA, HEREINAFTER THE ASSIGNEE, PURSUANT TO THE BACKGROUND AND THE FOLLOWING RECITALS AND CLAUSES:

BACKGROUND

Sole paragraph. On September 21, 2009, the parties executed an agreement of promise of assignment, establishing the characteristics of the execution of the main agreement, which is executed by virtue of this document.

RECITALS

I.      The ASSIGNOR states, through its legal representative and under penalty of perjury, that:

a)	It is a full-service bank duly established under the laws of Mexico and it has sufficient authority to execute this Agreement.

b)	It has sufficient authority to validly bind itself in the terms of this agreement, which authority has not been revoked, modified or limited in any way as of the date of execution of this instrument.

c)
It is the legitimate holder and sole beneficiary of the following instruments: Warrant Agreement (the “Warrant”), Warrant Certificate No. W1 (the “Certificate”) and Registration Rights Agreement (the “Registration Rights”), executed in favor and benefit of the Assignor on September 18, 2009, by Bronco Drilling Company Inc. (jointly referred to as the “Rights”), which are in full force and effect.

The Rights include any and all rights, title, interest, obligations and responsibilities, including but not limited to any subsidiary right thereto, which may include, but is not limited to, the certificates of the shares representing the capital stock of Bronco Drilling Company, Inc. (“Bronco”).

A copy of each of the documents that make up the Rights is added to this Agreement as Exhibits 1, 2 and 3, respectively, which are part of this Agreement and are considered to be reproduced here as if they had been inserted verbatim.

d)
The Rights exist free of any encumbrance and there is no prohibition, limitation or restriction thereupon for assignment, and no prior consent from Bronco is required for assigning these rights in the terms of this agreement.

e)
With respect to the Documents, to its knowledge Bronco has not executed any agreements to amend or in addition to the documents that record the Rights being assigned in the terms of the provisions of this Agreement, or partial or total exemptions or waivers of Bronco’s obligations (“waivers”), with which compliance must occur after the date of this agreement.

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f)
It has furnished to the ASSIGNEE all documentation and information, relevant or not, that is necessary for the Assignee to have the opportunity to familiarize itself with the exact situation of the Rights.

II.      The ASSIGNEE states, through its legal representative, that:

a)	It is a publicly traded corporation duly established under the laws of Mexico.

b)	Its representative has sufficient authority to bind it in the terms of this instrument, which authority has not been revoked or modified in any way to date.

c)
It is not subject to any legal or contractual restriction, or a restriction from any judicial or administrative authority or a restriction of any other kind, for executing this agreement and, consequently, it does not need: (i) to be authorized by or registered with any government authority; (ii) corporate or administrative authorization or authorization from any third party; and (iii) in particular, it does not need the authorization referred to in Articles 28, Section III, paragraph c), and 47 of the Securities Market Law (Ley del Mercado de Valores).

d)	Based on the ASSIGNOR’s statements and subject to compliance with the obligations set forth in this agreement, it is willing to execute this instrument with the ASSIGNOR.

In consideration of the foregoing, the parties agree to execute the following:

CLAUSES

ONE. For valuable consideration, the ASSIGNOR irrevocably and unconditionally assigns to the ASSIGNEE, who receives under this arrangement, the Rights recorded in the Bronco Documents and which have been described in Exhibits 1, 2 and 3 to this agreement, which are considered to be reproduced here as if they had been inserted verbatim, with all that is applicable to them in fact and by right, and the ASSIGNOR does not reserve any right or action with respect to the Rights.

The ASSIGNEE henceforth accepts the assignment of the Rights and acquires the corresponding rights and duties, in the terms and conditions established in this agreement, with the understanding that each and every one of the Rights is genuine and legitimate.

The ASSIGNOR agrees to warranty of title in the terms of applicable legislation, with respect to the Rights being assigned under this agreement.

TWO. As consideration for assignment of the Rights, the parties agree to establish the amount of USD $4,679,062.20 (four million six hundred seventy-nine thousand sixty-two dollars and twenty cents in legal tender of the United States of America), which is USD $0.86 (eighty-six cents in legal tender of the United States of America) for each of the 5,440,770 shares that are the subject of the Warrant, which is paid on this same date in accordance with the instructions that the ASSIGNOR provides to the ASSIGNEE in writing.
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THREE. The assignment stipulated in this agreement will be fully effective between the parties as of the date of this agreement. The ASSIGNOR and the ASSIGNEE agree to perform all acts that may be necessary for this assignment to be valid and recognized by Bronco.

FOUR. On the date of this agreement, the ASSIGNOR agrees to provide all documentation and information pertaining to the Rights to the ASSIGNEE, at the ASSIGNEE’s offices.

FIVE. The ASSIGNEE agrees to notify each of the other parties to the Rights, expressly and by means of a written document, of the assignment of the Rights that are the subject of this agreement, in the cases where this is required, and to furnish to the ASSIGNOR, within the 5 (five) business days following issuance of this notification, the documentary records that evidence said notification, with observance of the formalities established by law for these cases.

In any case, the ASSIGNEE will be responsible to hold the ASSIGNOR harmless from any claims, lawsuits, proceedings and damages that may arise from the ASSIGNEE’s failure to comply with its obligation of effectively sending and delivering the notifications specified in the preceding paragraph.

The notices, written records and other documents that must be prepared in the terms of the preceding paragraphs will be prepared and presented by the ASSIGNEE, and, additionally, the expenses, fees, charges and taxes that may be applicable will be the responsibility of the ASSIGNEE.

The ASSIGNEE understands and agrees that, without prejudice to the foregoing, the ASSIGNOR, with no responsibility charged to it, may notify Bronco, as well as any other third party that must be notified by law or contractual provision, of this assignment.

The ASSIGNOR agrees to provide all the necessary support that may be required by the ASSIGNEE to assist the ASSIGNEE in performing the acts specified in the preceding paragraph.

Any expense or expenditure related to the notification formalities for this assignment, recording in the notarial record book and/or registration, if applicable (including but not limited to notary’s fees and expenses, registration fees, taxes or other expenses), will be the sole and exclusive responsibility of the ASSIGNOR.

SIX. The expenses or expenditures for the validity of this assignment will be the responsibility of each of the parties, as may be applicable.

SEVEN. All communications and notices issued to either of the parties under this agreement will be issued in writing and sent or delivered to said party with acknowledgement of receipt at the address established below or to another address designated by said Party through written notification issued to the other party at least 5 (five) calendar days in advance, and if these communications and notices are sent by mail, they will be considered to have been issued when they are sent and receipt thereof is confirmed in writing.

The ASSIGNEE: Paseo de las Palmas No. 736, Col. Lomas de Chapultepec, C.P. 11000, Mexico, D.F.

The ASSIGNOR: Jaime Balmes No. 11, Edificio “C,” piso 4, Col. Los Morales Polanco, C.P. 11510, Mexico, D.F.
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EIGHT. For the interpretation and performance of the provisions of this agreement, the parties submit to the Laws and Courts of competent jurisdiction in Mexico City, Federal District, and they waive any jurisdiction that may be applicable to them by virtue of their current or future domicile.

Having read this agreement and upon being familiar with its content, the parties sign it on November 30, 2009.

“ASSIGNEE”

[signature] ______________________________ Represented by: QUINTÍN HUMBERTO BOTAS HERNÁNDEZ, Public Accountant	[signature] ______________________________ Represented by: ALEJANDRO ARCHUNDIA BECERRA, LIC.

“ASSIGNOR”

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Represented by:
LUIS R. FRÍAS HUMPHREY, Engineer

WITNESSES

[signature] ______________________________ GUILLERMO CABALLERO PADILLA	[signature] ______________________________ ALFONSO JAVIER MEJIA CHÁVEZ

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EXHIBIT 1
WARRANT AGREEMENT

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